Exhibit 99.1



                        Written Statement of Cary Brokaw
                          Pursuant to 18 U.S.C. ss.1350

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President and Chief Executive Officer of Avenue Entertainment Group, Inc. (the "Company"). Hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Cary Brokaw
March 26, 2003